    As Filed With the Securities and Exchange Commission on March 10, 1998
                                                      Registration No. 333-42557
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                AMENDMENT NO. 2
                                (Post-Effective)
                                  ON FORM S-8
                                  TO FORM S-4
                          Registration Statement Under
                           The Securities Act of 1933

                         MERCANTILE BANCORPORATION INC.
             (Exact name of registrant as specified in its charter)

           MISSOURI                                               43-0951744
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                  P.O. Box 524
                        St. Louis, Missouri  63166-0524
                    (Address of Principal Executive Offices)

                                 HOMECORP, INC.
                        1990 INCENTIVE STOCK OPTION PLAN
                                      and
               1996 PREMIUM PRICE STOCK OPTION AND INCENTIVE PLAN
                           (Full title of the plans)

                             JON W. BILSTROM, ESQ.
                         General Counsel and Secretary
                         Mercantile Bancorporation Inc.
                                  P.O. Box 524
                         St. Louis, Missouri 63166-0524
                    (Name and address of agent for service)
                           Telephone:  (314) 425-2525

                                    Copy to:
             JOHN Q. ARNOLD                             ROBERT M. LAROSE, ESQ.
Vice Chairman and Chief Financial Officer                   Thompson Coburn
     Mercantile Bancorporation Inc.                      One Mercantile Center
              P.O. Box 524                            St. Louis, Missouri  63101
     St. Louis, Missouri  63166-0524                        (314) 552-6000
             (314) 425-2525


                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================
   Title of each class of          Amount to be       Proposed  maximum          Proposed maximum          Amount of
 securities to be registered        registered     offering price per unit   aggregate offering price  registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value<F1>      96,322                N/A                       N/A                   <F2>
=======================================================================================================================

<F1>  Includes one attached Preferred Share Purchase Right per share.
<F2>  The registrant previously paid $13,671 with the original filing on
      December 18, 1997 to register 951,380 shares of Mercantile Bancorporation Inc. Common Stock, including the 96,322 shares which may be issued pursuant to the HomeCorp, Inc. 1990 Incentive Stock Option Plan and 1996 Premium Price Stock Option and Incentive Plan.

This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

================================================================================

            The undersigned registrant hereby files this post-effective amendment (the "Registration Statement") to register on Form S-8 96,322 shares of Mercantile Bancorporation Inc. (hereinafter the "Company" or the "Registrant") Common Stock, $0.01 par value, and attached Preferred Share Purchase Rights of the Company, previously registered on Form S-4 (File No. 333-42557) incorporated herein by reference, for issuance pursuant to options granted under the HomeCorp, Inc. 1990 Incentive Stock Option Plan (the "1990 Plan") and the 1996 Premium Price Stock Option and Incentive Plan (the "1996 Plan" and, collectively with the 1990 Plan, the "Plans"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated October 29, 1997 by and among the Company, Ameribanc, Inc. and HomeCorp, Inc. (such transaction was consummated on March 2, 1998).

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

            The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

            (a) MBI's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A.

            (b) MBI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

            (c) MBI's Current Reports on Form 8-K dated April 25, 1997 (as amended by Form 8-K/A dated May 22, 1997), May 13, 1997, July 1, 1997, January 10, 1998, January 30, 1998 and two reports dated September 25, 1997.

            (d)   The description of the Company's Common Stock set forth in
                  Item 1 of the Company's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

            The following document filed with the Commission by Roosevelt Financial Group, Inc. ("Roosevelt") under the Exchange Act is incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1996, as amended on Form 10-K/A on March 14, 1997 and on Form 10-K/A-2 on April 29, 1997.

            Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

            Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plans is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

            Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

            Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

            Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.



Item 8.     Exhibits.
            --------

See Exhibit Index located at page 8 hereof.

Item 9.     Undertakings.
            ------------

            The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES
                                  ----------

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement relating to the acquisition of HomeCorp, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 5th day of March 1998.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                                    MERCANTILE  BANCORPORATION  INC.




                                    By /s/ John Q. Arnold
                                       -----------------------------------------
                                       John Q. Arnold
                                       Vice Chairman and Chief Financial Officer


            Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                               Title                       Date
        ---------                               -----                       ----

        <F*>                           Chairman of the Board,           March 5, 1998
-----------------------------------    President and Chief Executive
Thomas H. Jacobsen                     Officer
Principal Executive Officer


/s/ John Q. Arnold                     Vice Chairman and                March 5, 1998
-----------------------------------    Chief Financial Officer
John Q. Arnold
Principal Financial Officer


/s/ Michael T. Normile                 Senior Vice President - Finance  March 5, 1998
-----------------------------------    and Control
Michael T. Normile
Principal Accounting Officer



                                    - 5 -

        <F*>                           Director                         March 5, 1998
-----------------------------------
Richard E. Beumer


        <F*>                           Director                         March 5, 1998
-----------------------------------
Harry M. Cornell, Jr.


                                       Director                         March 5, 1998
-----------------------------------
Dr. Henry Givens, Jr.


        <F*>                           Director                         March 5, 1998
-----------------------------------
William A. Hall


        <F*>                           Director                         March 5, 1998
-----------------------------------
Thomas A. Hays


        <F*>                           Director                         March 5, 1998
-----------------------------------
Frank Lyon, Jr.


        <F*>                           Director                         March 5, 1998
-----------------------------------
Robert W. Murray


        <F*>                           Director                         March 5, 1998
-----------------------------------
Harvey Saligman


        <F*>                           Director                         March 5, 1998
-----------------------------------
Craig D. Schnuck


        <F*>                           Director                         March 5, 1998
-----------------------------------
Alvin J. Siteman


        <F*>                           Director                         March 5, 1998
-----------------------------------
Robert L. Stark


        <F*>                           Director                         March 5, 1998
-----------------------------------
Patrick T. Stokes


                                    - 6 -


        <F*>                           Director                         March 5, 1998
-----------------------------------
John A. Wright


                                                    <F*>By /s/ John Q. Arnold
                                                          ---------------------------
                                                               John Q. Arnold

<F*>  John Q. Arnold, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                   EXHIBIT INDEX
                                   -------------
Exhibit No.                                                                     Page
-----------                                                                     ----
     4.1       Form of Indenture Regarding Subordinated Securities
               between the Company and The First National Bank of
               Chicago, Trustee, filed as Exhibit 4.1 to the
               Company's Report on Form 8-K dated September 24, 1992,
               is incorporated herein by reference.<F*>

     4.2       Rights Agreement dated as of May 23, 1988 between the
               Company and Mercantile Bank, as Rights Agent
               (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A
               Junior Participating Preferred Stock and the form of Right Certificate), filed as Exhibits 1 and 2 to the Company's Registration Statement No. 0-6045 on Form
               8-A, dated May 24, 1988, is incorporated herein by reference.<F*>

     4.3 Form of Indenture Regarding Senior Debt Securities, filed as Exhibit 4.1 to the Company's Registration
               Statement on Form S-3 (No. 333-25775), is incorporated herein by reference.<F*>

     4.4       Form of Indenture Regarding Subordinated Debt
               Securities, filed as Exhibit 4.2 to the Company's
               Registration Statement on Form S-3 (No. 333-25775), is incorporated herein by reference.<F*>

     4.5       Indenture, dated February 4, 1997, First Supplemental
               Indenture, dated February 4, 1997, and Supplemental
               Indenture of First Supplemental Indenture, dated May
               22, 1997, between the Company, as issuer, and The
               Chase Manhattan Bank, as Indenture Trustee, filed as
               Exhibits 4.5, 4.6 and 4.12, respectively, to the Company's Registration Statement on Form S-4
               (No. 333-25131), are incorporated herein by reference.<F*>

     5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.<F**>

     23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on the Company's financial statements.<F**>

     23.2 Consent of KPMG Peat Marwick LLP with regard to the use of its report on the financial statements of Roosevelt Financial Group, Inc.<F**>

     23.3      Consent of Thompson Coburn (included in Exhibit 5.1).

     24.1      Power of Attorney.<F*>

     99.1      HomeCorp, Inc. 1990 Incentive Stock Option Plan.<F**>

     99.2      HomeCorp, Inc. 1996 Premium Price Stock Option and
               Incentive Plan.<F**>

     -------------
     <F*>  Previously filed
     <F**> Filed herewith


                                    - 8 -